UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2011

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51788	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer and Appointment of Chief Financial Officer

Oracle Corporation (“Oracle”) announced that Jeff Epstein, Executive Vice President and Chief Financial Officer, resigned from Oracle effective as of April 25, 2011. Mr. Epstein has agreed to execute a Resignation Agreement which will provide that he will receive $800,000, which is based on the approximate pro rata amount of his potential cash bonus for fiscal 2011, and in which Mr. Epstein will provide Oracle and its affiliates with a general release of claims in a form acceptable to Oracle. Mr. Epstein’s resignation is not related to any disagreement with Oracle’s accounting or operating policies or practices.

Safra A. Catz, President of Oracle, has been appointed Chief Financial Officer effective as of April 25, 2011. Ms. Catz, 49, has been a President since January 2004 and has served as a Director since October 2001. She was Chief Financial Officer from November 2005 until September 2008 and Interim Chief Financial Officer from April 2005 until July 2005. She served as an Executive Vice President from November 1999 to January 2004 and Senior Vice President from April 1999 to October 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2011

ORACLE CORPORATION

By	/s/ Dorian Daley
	Name:	Dorian Daley
	Title:	Senior Vice President, General Counsel and Secretary